Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report of EZJR, Inc. (the "Company") on Form 10-Q for the three months ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Barry Hall, Executive Chairman, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date:  May 13, 2016

/s/   Barry Hall
       Barry Hall, Executive Chairman, Chief Executive Officer
       and Chief Financial Officer
       (Principal Executive Officer and Principal Financial Officer)